Exhibit 11(a)



                          Computervision Corporation
         Calculation of Shares Used in Determining Earnings Per Share
 For the Three and Nine Months Ended September 29, 1996 and September 28, 1997
                                (In Thousands)

                                                               Three Months Ended                       Nine Months Ended
                                                       -----------------------------------      ----------------------------------
                                                       September 29,       September 28,        September 29,      September 28,
Primary Earnings Per Share                                  1996                1997                 1996              1997
--------------------------                             ---------------   ------------------     ---------------   ----------------
Weighted average number of common shares
    outstanding during the period                              63,418               63,701              63,228             63,614
Common stock equivalents                                        1,060                    0               1,554                  0
                                                       ---------------   ------------------     ---------------   ----------------
Total                                                          64,478               63,701              64,782             63,614
                                                       ---------------   ------------------     ---------------   ---------------
                                                               Three Months Ended                       Nine Months Ended
                                                       -----------------------------------      ----------------------------------
                                                       September 29,       September 28,        September 29,      September 28,
Fully Diluted Earnings Per Share                            1996                1997                 1996              1997
--------------------------------                       ---------------   ------------------     ---------------   ----------------
Weighted average number of common shares
    outstanding during the period                              63,419               63,701              63,228             63,614
Common stock equivalents                                        1,441                    0               1,679                  0
                                                       ---------------   ------------------     ---------------   ----------------
Total                                                          64,860               63,701              64,907             63,614
                                                       ---------------   ------------------     ---------------   ----------------
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